COREFUNDS, INC.
                             ARTICLES SUPPLEMENTARY

        COREFUNDS, INC. (the "Corporation"), formerly named Red Oak Cash Reserve Fund, Inc., a corporation organized under the laws of the State of Maryland, does hereby file for record with the State Department of Assessments and Taxation of Maryland the following Articles Supplementary to its Articles of
Incorporation:

        FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940. As hereinafter set forth, the Corporation has classified its authorized, unissued and unclassified capital stock in accordance with Section 2-105(c) of the Maryland General Corporation Law and under authority contained in the Articles of Incorporation of the Corporation.

        SECOND: Immediately before the classifications hereinbefore set forth and upon filing for record these Articles Supplementary, the Corporation had authority to issue ten billion (10,000,000,000) shares of the Corporation of the par value of one mill ($.001) per share and of the aggregate par value of ten million dollars ($10,000,000), of which one billion (1,000,000,000) were classified as Class A Common Stock, one billion (1,000,000,000) were classified as Class A Common Stock, Series B, one billion (1,000,000,000) were classified as Class B Common Stock, one billion (1,000,000,000) were classified as Class B Common Stock, Series B, five hundred million (500,000,000) were classified as Class C Common Stock, twenty-five million (25,000,000) were classified as Class D Common Stock, twenty-five million (25,000,000) were classified as Class D Common Stock, Series B, twenty-five million (25,000,000) were classified as Class E Common Stock, five hundred million (500,000,000) were classified as Class F Common Stock, one hundred million (100,000,000) were classified as Class G Common Stock, one hundred million were classified as Class G Common Stock, Series B, one hundred million (100,000,000) were classified as Class H Common Stock, one hundred million (100,000,000) were classified as Class H Common Stock, Series B, two hundred fifty million (250,000,000) were classified as Class I Common Stock, two hundred fifty million (250,000,000) were classified as Class J Common Stock, two hundred fifty million (250,000,000) were classified as Class J Common Stock, Series B, two hundred fifty million (250,000,000) were classified as Class K Common Stock, and three billion five hundred twenty-five million (3,525,000,000) were unclassified.

        THIRD: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, by a resolution adopted at a meeting held on September 15, 1992, classified one hundred

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million (100,000,000) of the authorized, unissued and unclassified shares of the Corporation as Class L Common Stock of the par value of one mill ($.001) per share.

        FOURTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, by a resolution adopted at a meeting held on September 15, 1992 classified one hundred million (100,000,000) of the authorized, unissued and unclassified shares of the Corporation as Class L Common Stock, Series B of the par value of one mill ($.001) per share.

        FIFTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, by a resolution adopted at a meeting held on September 15, 1992, classified one hundred million (100,000,000) of the authorized, unissued and unclassified shares of the Corporation as Class M Common Stock of the par value of one mill ($.001) per share,

        SIXTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation by a resolution adopted at a meeting held on September 15, 1992, classified one hundred million (100,000,000) of the authorized, unissued and unclassified shares of the Corporation as Class M Common Stock, Series B of the par value of one mill ($.001) per share.

        SEVENTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, by a resolution adopted at a meeting held on September 15, 1992, classified one hundred million (100,000,000) of the authorized, unissued and unclassified shares of the Corporation as Class N Common Stock of the par value of one mill ($.001) per share.

        EIGHTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, by a resolution adopted at a meeting held on September 15, 1992, classified one hundred million (100,000,000) of the authorized, unissued and unclassified shares of the Corporation as Class N Common Stock, Series B of the par value of one mill ($.001) per share.

        NINTH: Each share of Class A Common Stock, Class A Common Stock, Series B, Class B Common Stock, Class B Common Stock, Series B, Class C Common Stock Class D Common Stock, Class D Common Stock, Series B, Class E Common Stock, Class F Common Stock, Class G Common Stock, Class G Common Stock, Series B, Class H Common Stock, Class H Common Stock, Series B, Class I Common Stock, Class J Common Stock, Class J Common Stock, Series B, Class K Common Stock, Class L Common Stock, Class L Common

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Stock, Class L Common Stock, Series B, Class M Common Stock, Class M Common
Stock, Series B, Class N Common Stock and Class N Common Stock, Series B, shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption that are set forth in the Corporation's Articles of Incorporation with respect to its shares of capital stock.

        TENTH: Immediately after the classifications hereinbefore set forth and upon filing for record these Articles Supplementary, the Corporation has authority to issue ten billion (10,000,000,000) shares of the Corporation of the par value of one mill ($.001) per share and of the aggregate par value of ten million dollars ($10,000,000), of which one billion (1,000,000,000) are classified as Class A Common Stock, one billion (1,000,000,000) are classified as Class A Common Stock, Series B, one billion (1,000,000,000) are classified as Class B Common Stock, one billion (1,000,000,000) are classified as Class B Common Stock, Series B, five hundred million (500,000,000) are classified as Class C Common Stock, twenty-five million (25,000,000) are classified as Class D Common Stock, twenty-five million (25,000,000) are classified as Class D Common Stock, Series B, twenty-five million (25,000,000) are classified as Class E Common Stock, five hundred million (500,000,000) are classified as Class F Common Stock, one hundred million (100,000,000) are classified as Class G Common Stock, one hundred million are classified as Class G Common Stock, Series B, one hundred million (100,000,000) are classified as Class H Common Stock one hundred million (100,000,000) are classified as Class H Common Stock, Series B two hundred fifty million (250,000,000) are classified as Class I Common Stock two hundred fifty million (250,000,000) are classified as Class J Common Stock, two hundred fifty million (250,000,000) are classified as Class J Common Stock, Series B, two hundred fifty million (250,000,000) are classified as Class K Common Stock, one hundred million (100,000,000) are classified as Class L Common Stock, one hundred million (100,000,000) are classified as Class L Common Stock, Series B, one hundred million (100,000,000) are classified as Class M Common Stock, one hundred million (100,000,000) are classified as Class M Common Stock, Series B, one hundred million (100,000,000) are classified as Class N Common Stock, one hundred million (100,000,000) are classified as Class N Common Stock, Series B and two billion nine hundred twenty-five million (2,925,000,000) are unclassified.

        ELEVENTH: The aforesaid action by the Board of Directors of the Corporation was taken pursuant to authority and power contained in the Articles of Incorporation of the Corporation.

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        IN WITNESS WHEREOF, COREFUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 25th day of September, 1992.

                                           COREFUNDS, INC.

                                           By: /s/ FRANCIS J. BRUZDA
                                               -----------------------------
                                               Francis J. Bruzda, President

[SEAL]

Attest:

By: /s/ JAMES W. JENNINGS
    -----------------------------
    James W. Jennings, Secretary

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